UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2015

(Commission File Number)	(Exact Name of Registrant as Specified in Its Charter) (Address of Principal Executive Offices) (Zip Code) (Telephone Number)	(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

1-9516	ICAHN ENTERPRISES L.P.	Delaware	13-3398766
767 Fifth Avenue, Suite 4700 New York, NY 10153 (212) 702-4300

333-118021-01	ICAHN ENTERPRISES HOLDINGS L.P.	Delaware	13-3398767
767 Fifth Avenue, Suite 4700 New York, NY 10153 (212) 702-4300
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On April 2, 2013, the Securities and Exchange Commission ("SEC") issued a report in which it provided guidance to issuers regarding the use of social media to disclose material non−public information. Our Chairman, Carl C. Icahn, intends to use the web site www.carlicahn.com (and communications to its members), as well as Tumblr, Facebook, Twitter and the web site www.shareholderssquaretable.com (and communications to its members), from time to time to communicate with the public about our company and other issues. It is possible that the information that Mr. Icahn posts through the www.carlicahn.com website and to its members, and on Tumblr, Facebook and Twitter, and through the Shareholders' Square Table website and to its members, could be deemed to be material information. Therefore, in light of the SEC's guidance, we encourage investors, the media, and others interested in our company to review the information that Mr. Icahn provides on the website and to members of www.carlicahn.com, and that he posts on Tumblr, Facebook and Twitter, and that he provides on the Shareholders' Square Table website and to its members, in addition to the information that we disclose using our investor relations website (http://www.ielp.com/investor.cfm), SEC filings, press releases, public conference calls and webcasts.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 – Press Release dated September 24, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICAHN ENTERPRISES L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer
ICAHN ENTERPRISES HOLDINGS L.P.
(Registrant)

By:	Icahn Enterprises G.P. Inc.,
its general partner

By:	/s/ Peter Reck
Peter Reck
Chief Accounting Officer

Date: September 24, 2015